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                                                                   Exhibit 5.1

                  BROWN RAYSMAN MILLSTEIN FELDER & STEINER LLP
          55 Madison Avenue, 4th Floor   Morristown, New Jersey 07960
             Telephone: (973) 285-3222   Facsimile: (973) 538-0503

                                                    March 16, 2000

DynamicWeb Enterprises, Inc.
271 Route 46 West, Building F, Suite 209
Fairfield, NJ  07004
Attn:  Steven Vanechanos, Jr.

Gentlemen:

     We refer to the Registration Statement on Form S-4 (Registration No. 333-95283), as amended (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), filed by DynamicWeb Enterprises, Inc., a New Jersey corporation (the "Company"), with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the issuance of up to 38,604,647 shares (the "Shares") of common stock, par value $0.0001 per share, or common stock equivalents of the Company.

     In that connection, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates and instruments relating to the Company as we have deemed relevant and necessary to the formation of the opinions hereinafter set forth. In such examination, we have assumed the genuineness and authenticity of all documents examined by us and all signatures thereon, the legal capacity of all persons executing such documents, the conformity to originals of all copies of documents submitted to us and the truth and correctness of any representations and warranties contained therein.

     Based upon and subject to the foregoing, we are of the opinion that the Shares are duly authorized, and, upon issuance, delivery and exchange, for the consideration specified in the Registration Statement, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act or the General Rules and Regulations of the Commission.

                                            Very truly yours,


                                            BROWN RAYSMAN MILLSTEIN
                                            FELDER & STEINER LLP